EXHIBIT 99.1

February 9, 2005

ULTRA PETROLEUM REPORTS 141 % INCREASE IN ANNUAL EARNINGS

Houston, TX - Ultra Petroleum (AMEX-UPL) today reported earnings for the twelve-month period ended December 31, 2004 increased 141 % to $109.1 million or $1.35 per diluted share compared to $45.3 million or $0.58 per diluted share for the same period in 2003. Cashflow (1) for the period increased 126 % to $198.3 million or $2.46 per diluted share, compared to $87.8 million or $1.12 per diluted share for the same period in 2003. Production increased 71 % to 49.3 Bcfe compared to 28.9 Bcfe for 2003. Production included 350 Mbls oil from Wyoming, 593 Mbls oil from China, and 43.7 Bcf natural gas from Wyoming. Average natural gas prices for the year were $5.13 per Mcf as compared to $4.16 per Mcf for the same period in 2003. China oil prices averaged $32.31per bbl while Wyoming oil prices averaged $41.92 per bbl compared to $31.86 per bbl for the same period in 2003.

Earnings for the three-month period ended December 31, 2004 were $43.0 million or $0.53 per diluted share, a 124% increase from $19.2 million or $0.24 per diluted share for the same period in 2003. Cash flow ( 1) for the period was $76 million or $0.93 per diluted share, a 130% increase from $33 million or $0.42 per diluted share for the same period in 2003. Production increased 75% to 17 Bcfe compared to 9.7 Bcfe for the same quarter in 2003. Average natural gas prices were $5.70 per Mcf during the quarter, compared to $4.48 per Mcf for the same period in 2003. China oil prices for the quarter averaged $29.88 per bbl while Wyoming oil prices averaged $48.86 per bbl compared to $33.74 per bbl for the same period in 2003.

On February 7, 2005, Ultra's Board of Directors approved the 2005 capital budget of $290 million with 90% of that to be spent developing and further delineating the Company's Pinedale Anticline property. With this budget, Ultra expects to participate in the drilling of 100 to 110 new wells at Pinedale during 2005. Additionally, Ultra expects to commence production from the next two fields in its China property during the year, as well as bringing to development phase an additional three fields, currently targeted for production start in 2006.

The board also approved the splitting of the common shares of Ultra Petroleum Corp. on a 2 for 1 basis, subject to a vote by the shareholders at the upcoming Extraordinary General Meeting on April 29th.

"More than doubling earnings and cashflow in 2004 was the financial evidence of the robust nature of our business. By maintaining our industry leading low cost structure and growing production over 70% through the drill-bit, we continue to deliver net income margins in excess of 40% while doubling revenues. As we again execute the most aggressive drilling program in our history, we expect production to grow by approximately 35% to 65 - 67.5 Bcfe and proved reserves to grow by another 18% to 1.8 Tcfe, achieving a 500% reserve replacement ratio. With over a decade of identified drilling opportunities and low costs, we remain well positioned to continue delivering industry leading performance for many years to come," stated Michael D Watford, Chairman, President and CEO.

                                          For the Three-Month Period Ended          For the Twelve-Month Period Ended
                                              31-Dec-04         31-Dec-03           31-Dec-04               31-Dec-03
Production
    Oil Production - Bbls: WY                   107,886            63,675             349,673                 211,591
    Oil Production - Bbls: China                382,409                 0             593,332                       0
    Natural Gas - Mcf Gas Equivalent         14,070,402         9,365,920          43,667,384              27,621,759
    Production - Mcfe                        17,012,172         9,747,970          49,325,414              28,891,305

Realized Production Prices
    Oil Price - WY $/bbl                         $48.86            $33.74              $41.92                  $31.86
    Oil Price - China                            $29.88             $0.00              $32.31                   $0.00
    $/bbl
    Gas Price - $/Mcf                             $5.70             $4.48               $5.13                   $4.16

Revenues
    Oil Revenue - WY                         $5,271,551        $2,148,627         $14,659,219              $6,740,539
    Oil Revenue - China                     $11,425,343                $0         $19,170,436                      $0
    Gas Revenue                             $80,169,948       $42,005,095        $224,207,694            $114,840,558
Total Revenues                              $96,866,842       $44,153,722        $258,037,349            $121,581,097

Operating costs and expenses
    Operating expenses - WY                  $2,182,457        $1,142,854          $6,286,715              $3,627,639
    Operating expenses - China               $1,397,000                $0          $2,286,000                      $0
    Taxes                                   $10,175,579        $5,093,316         $28,151,661             $13,767,668
    Gathering                                $4,357,264        $2,632,680         $13,135,809              $7,828,372
    Depreciation, depletion and              $9,772,488        $5,124,369         $27,346,061             $16,215,714
    amortization - WY
    Depreciation,
    depletion and
    amortization - China                     $1,871,587                $0          $2,903,000                      $0
    General and
    administrative                           $1,845,329        $1,523,117          $6,152,097              $5,733,147
    Stock compensation                         $150,050                $0            $923,623              $1,018,220
    Interest and debt
    expense                                    $980,689          $699,357          $3,783,070              $2,850,916
Total direct expenses                       $32,732,443       $16,215,693         $90,968,036             $51,041,676

Interest and other income                       $48,061           $10,456             $90,760                 $36,888

Income Tax - Deferred                       $21,213,761        $8,795,381         $58,010,278             $25,253,670

Net Income                                  $42,968,699       $19,153,104        $109,149,795             $45,322,639
     Per common share - basic                     $0.57             $0.26               $1.46                   $0.61

     Per common share - diluted                   $0.53             $0.24               $1.35                   $0.58


Cash flow from operations (1)               $75,976,585       $33,072,854        $198,332,757             $87,810,243
     Per common share - basic                     $1.01             $0.44               $2.64                   $1.18
     Per common share - diluted                   $0.93             $0.42               $2.46                   $1.12

 Shares Outstanding                          75,217,468        74,547,668          75,217,468              74,547,668

 Weighted Average - Basic                    75,174,354        74,412,744          74,992,280              74,231,553

 Weighted Average - diluted                  81,549,536        79,304,844          80,733,760              78,651,439

Costs per Mcfe - Corporate
    Lease Operating                               $1.06             $0.91               $1.01                   $0.87
    DD&A                                          $0.68             $0.53               $0.61                   $0.56
    General and                                   $0.12             $0.16               $0.14                   $0.23
    administrative - total Interest               $0.06             $0.07               $0.08                   $0.10
                                          ---------------------------------------------------------------------------

Segment Costs per Mcfe -
  United States
    Production Costs                              $0.15             $0.12               $0.14                   $0.13
    Severance/Production                          $0.60             $0.52               $0.57                   $0.48
                   Taxes

    Gathering                                     $0.26             $0.27               $0.27                   $0.27
    DD&A                                          $0.66             $0.53               $0.60                   $0.56
                                          ---------------------------------------------------------------------------
                                                  $1.67             $1.44               $1.57                   $1.43

Segment Costs per Mcfe - China
    Production Costs                              $0.61             $0.00               $0.64                   $0.00
    DD&A                                          $0.82             $0.00               $0.82                   $0.00
                                          ---------------------------------------------------------------------------
                                                  $1.42             $0.00               $1.46                   $0.00

These statements are unaudited and subject to adjustment.

      (1) "Cash flow" refers to cash flow from operations before net change in non-cash working capital.

Reconciliation of cash               Three Months Ended Dec 31              Twelve Months Ended Dec 31
flow from operations
before change in net
working capital
                                        2004               2003                2004                    2003
Net cash provided by             $59,105,200        $24,099,931        $185,144,675             $76,461,342
operating activities
    Other long-term               $2,704,095          ($290,834)        ($4,614,691)            ($1,261,403)
    obligations
    Accounts payable and         $12,207,682        ($6,826,764)        $10,424,506            ($10,168,165)
    accrued liabilities
    Prepaid expenses and         ($2,781,334)       ($2,135,887)            $14,106              $1,237,458
    other current assets
    Inventory                    ($3,214,284)       $13,589,270         ($9,037,557)            $13,589,270
    Accounts receivable           $4,518,258         $4,636,818         $16,400,426              $7,950,378
    Restricted cash                     $344               $320              $1,292                  $1,363
    Deferred revenue              $3,436,624                 $0                  $0                      $0
Cash flow from                   $75,976,585        $33,072,854        $198,332,757             $87,810,243
operations before change
in net working capital

We intend to file a proxy statement in connection with the approval of the stock split described in this press release. Our shareholders are urged to read the proxy statement when it becomes available because it will contain important information about us and the proposed stock split. Our shareholders may obtain a free copy of the proxy statement when it is available and other documents filed by us with the SEC at the SEC's web site at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from us by written or oral request at 363 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060 Attention: Corporate Secretary, telephone number (281) 876-0120.

We and our directors may be deemed to be participants in the solicitation of proxies from our shareholders with respect to the proposed stock split. Information about our directors and their ownership of our shares is set forth in our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2004. A free copy of this document may be obtained from the SEC or us as indicated above. Our shareholders may obtain additional information regarding the interests of such directors, if any, in the proposed stock split by reading the proxy statement when it becomes available.

Management believes that the non-GAAP measures of cash flow before changes in working capital is useful information to investors because it is widely used by professional analysts and sophisticated investors in valuing oil and gas companies. Many other investors use research reports of these analysts in making investment decisions.

Ultra Petroleum is an independent, exploration and production company focused on developing its long life natural gas reserves in the Green River Basin of Wyoming, and oil reserves in Bohai Bay, offshore China. Ultra is listed on the American Stock Exchange under the ticker "UPL" with 75,257,468 shares outstanding as of the date of this release.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this press release, relating to reserves and/or production that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K available from us at 363 North Sam Houston Parkway E., Suite 1200, Houston, TX 77060. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

This news release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in the Company's businesses are set forth in their filings with the Securities and Exchange Commission. Full details regarding the selected financial information provided above will be available in the Company's annual report and in the Annual Information form to be filed under the cover of Form 10-K.

"Completion of 2004 Audit" It should be noted that in the past, the Company's auditors dated their year-end audit opinion as of the date of the year-end earnings release. Pursuant to the new Sarbanes-Oxley requirements, the Company's certifying public accountants' audit opinion with respect to the year-end financial statements will not be dated until the Company completes the final 10-K report and evaluation of internal controls over financial reporting, which is anticipated to be filed with the SEC on March 16, 2005. Accordingly, the financial results reported in this earnings release are preliminary and are subject to adjustment. The Company expects to report full audited financial results by March 16, 2005.

For more information contact:

David Russell
Investor Relations
(281) 876-0120 Extension 302